Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FTI FUNDS and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE

/s/ Edward C. Gonzales        President, TreasurerDecember 20, 1995
Edward C. Gonzales             and Trustee
                               (Chief Executive Officer and
                                Principal Financial and
                                Accounting Officer)

/s/ Peter A. Aron             Trustee           December 20, 1995
Peter A. Aron

/s/ Nancy L. Close            Trustee           December 20, 1995
Nancy L. Close

/s/ James C. Goodfellow       Trustee           December 20, 1995
James C. Goodfellow

/s/ Burton J. Greenwald       Trustee           December 20, 1995
Burton J. Greenwald


Sworn to and subscribed before me this  20th  day of   December     , 1995.
                                       -             --        -----

(SEAL)
/s/ Marie M. Hamm
                  --------------------------------------------

                    Notarial Seal
            Marie M. Hamm, Notary Public
             Plum Boro, Allegheny County
      My Commission Expires September 16, 1996